UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

ANTHERA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2013, May Liu, 38, was appointed Senior Vice President, Finance and Administration of Anthera Pharmaceuticals, Inc. (“Anthera”), in addition to her role as principal accounting officer. Ms. Liu has served as the Company’s Vice President, Finance since January 2011. Prior to that, she served as Anthera’s Corporate Controller since October 2007. Ms. Liu joined the Company as Director of Finance in April 2007. Prior to that, Ms. Liu served as SEC Reporting and Technical Accounting Manager at Renovis, Inc., a clinical-stage pharmaceutical company, from October 2005 to March 2007. Ms. Liu has been a Certified Public Accountant since 2007 and worked at the audit and assurance practice of Ernst & Young, LLP. from 2000 to 2005, focusing primarily in the life science industry. Ms. Liu holds a B.S. in business administration with a concentration in accounting from San Francisco State University.

On June 12, 2013, Anthera announced that Chief Business Officer and Chief Financial Officer, Christopher Lowe, will leave Anthera effective June 30, 2013 to pursue other opportunities.

Item 8.01                                           Other Events.

On June 12, 2013, Anthera issued a press release. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2013	Anthera Pharmaceuticals, Inc.

	By:	/s/Paul F. Truex
Paul F. Truex
President and Chief Executive Officer